Exhibit 10.33

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made as of the 31st day of May, 2004 by and between SHADOWMOSS PROPERTIES, LLC., a South Carolina limited liability company (“Landlord”), and ROLLER BEARING COMPANY OF AMERICA, INC., a Delaware corporation (“Tenant”).

WITNESSETH

Subject to the terms and conditions hereinafter set forth, Landlord does hereby let and lease unto Tenant those certain premises (the “Premises”) comprising the Improvements (as defined in Section 5 below) to be located on the real property (the “Land”) containing approximately 2.121 acres located in the City of Hartsville, County of Darlington and State of South Carolina commonly referred to as 2268 South 5th Street and being more particularly described on Exhibit A attached hereto and by reference made a part hereof, and all appurtenances thereto.

TO HAVE AND TO HOLD the Premises and appurtenances upon the terms and conditions hereinafter set forth.

1.             Building Size:  It shall be understood by both Landlord and Tenant that Landlord agrees to build on the Land a commercial building of approximately 24,322 square feet and that final plans and specifications will be presented to Tenant for approval prior to the commencing of construction.

2.             Term; Renewal:  Subject to Section 5, the term of this Lease (the “Term”) shall begin on the first day of August, 2004 (the “Commencement Date”) and end on the last day of September, 2014, subject to extension as set forth below. Provided Tenant is not then in default hereunder beyond the expiration of any applicable notice and cure periods, Tenant shall have the right and privilege to extend the Term for three (3) periods of five (5) years each upon all of the same terms and conditions herein set forth, including rental.  If Tenant elects to exercise its right to extend the Term of this Lease as herein provided, Tenant must give Landlord written notice of such election at least ninety (90) days prior to the expiration of the then-current Term.  Notwithstanding the forgoing, in the event Tenant has sublet the Premises or any portion thereof prior to the expiration of the Term hereof to anyone other than a Permitted Transferee (as defined in Section 15), Tenant shall not have the right to thereafter extend the Term as herein provided.

3.             Rental: During the Term, Tenant shall pay to Landlord for the use and occupancy of the Premises rental at the rate of ninety thousand dollars and no cents ($90,000.00) per year, payable in equal monthly installments of seven thousand five hundred dollars and no cents ($7,500.00) in advance on or before the fifth day of each and every calendar month.  It is further understood and agreed by Landlord and Tenant that the above rental figures are based upon estimated prices for the Improvements and may require adjustment in the event actual costs are substantially different from those estimates. Such adjustment shall be calculated by applying a factor of $87.00 for every ten thousand dollars ($10,000.00), or pro-rata portion thereof, that the actual cost is different from the estimated cost of $987,227.00, with the resulting figure being either added to or subtracted from the monthly rental contained herein and becoming a part of this Lease as if it had been originally written. Not withstanding the provisions of this Section 3, in the event such a rental adjustment shall become necessary it shall be only after mutual agreement of Landlord and Tenant and shall be evidenced by written amendment to the Lease, signed by both parties.

4.             Payment of Rental:  All rental payments provided herein shall be made payable to

Landlord at 2586 Kelleytown Road, Hartsville, South Carolina 29550 until prior written notice to the contrary is given by Landlord.

5.             Improvements and Delivery of Premises:

(a)           Landlord agrees that it will cause to be developed upon the Land a building containing approximately 24,322 square feet with parking area (collectively, the “Improvements”), substantially in accordance with the plans and specifications (the “Plans”) referenced on Exhibit B attached hereto and by this reference made a part hereof.  Landlord covenants that the Improvements shall be constructed in compliance with all applicable governmental laws, rules, directives, ordinances and regulations (collectively, “Laws”). Landlord warrants that all of the Improvements shall be constructed in a good and workmanlike manner and free from defects for twelve (12) months following the Commencement Date.  Landlord shall assign to Tenant any and all warranties and guaranties of third parties held by Landlord, with respect to the Improvements, that extend beyond the twelve (12)-month period, for enforcement directly by Tenant. If a warranty or guaranty is not assignable, then Landlord shall enforce it for the benefit of Tenant, as directed by Tenant.  Landlord shall notify Tenant in writing at least ten (10) days prior to completion of the Improvements.  Such notice shall state the date of which the Improvements shall be available for occupancy by Tenant and, together with a certificate of occupancy from the appropriate local governing authority and a certificate of substantial completion from Landlord’s architect, shall constitute delivery of possession on the date specified.  Prior to the Commencement Date, Tenant shall inspect the Premises, Landlord shall demonstrate all building systems and Landlord and Tenant shall prepare and execute a punch list.  The punch list shall list incomplete, minor and insubstantial details of construction, necessary mechanical adjustments, and needed finishing touches.  Landlord shall complete the punch list items within thirty (30) days after the Commencement Date.  Landlord shall promptly correct any latent defects as they become known to Landlord or if Tenant notifies Landlord within thirty (30) days after Tenant first learns of the defect.

(b)           In the event the Improvements have not been completed by August 1, 2004, then in such case the Commencement Date shall become the first day of the next month following the completion and the Term of ten (10) years shall begin on such date. Rental payments shall be pro-rated for any portion of a month in which Tenant shall occupy the Premises for business prior to the Commencement Date.  Notwithstanding the foregoing, Tenant shall have the right to occupy the Premises prior to the Commencement Date without the obligation to pay any rental for the purpose of installing its furniture, fixtures and equipment and other matters preparatory to its occupancy for business. Landlord shall coordinate with Tenant’s contractors, and allow such contractors into the construction area to perform while work is ongoing and without such installation constituting acceptance or occupancy of the Premises.

6.             Taxes and Assessments:  Tenant shall pay all city and county ad valorem taxes and assessments levied against the Premises during the Term prior to the same becoming delinquent provided sufficient written notice (at least thirty (30) days) has been provided by Landlord.  Taxes for any year in which Tenant occupies the Premises for less than a full year will be pro-rated to the number of months during which Tenant actually occupied the facility.

7.             Insurance:  At all times during the Term:

(a)           Tenant shall, at its expense, maintain on the Premises a policy of fire and extended coverage insurance, with vandalism and malicious mischief endorsements to the full replacement value thereof, and will furnish to Landlord a certificate showing the issuance of such coverage and naming Landlord or any other designated party as additional insured and/or loss payee.

Such coverage shall not be subject to cancellation except after thirty (30) days to Landlord or Landlord’s lender.

(b)           Tenant shall maintain public liability and property damage insurance with liability limits of not less than $500,000. per person and $1,000,000. per occurrence and property damage limits of not less than $100,000. per occurrence, with an aggregate coverage of  $200.000. insuring all liability of Tenant  and its authorized representatives arising out of and in connection with Tenant’s use or occupancy of  the Premises.

(c)           Tenant agrees that it will defend, indemnify, protect and hold harmless Landlord from any loss, damage, expense, or injury to persons or property resulting from Tenant’s use and occupancy of the Premises, except to the extent resulting from the negligence or willful misconduct of Landlord or Landlord’s agents, employees, invitees or contractors.

(d)           Tenant shall assume the risk of loss for its personal property (fixtures and equipment) on the Premises and Landlord shall have no interest in the proceeds of insurance thereon, if any.

(e)           Landlord shall defend, indemnify, protect and hold harmless Tenant from any loss, damage, expense, or injury to persons or property resulting from Landlord’s default under this Lease or the negligence or willful misconduct of it or its agents, employees, invitees or contractors, except to the extent resulting from the negligence or willful misconduct of Tenant or Tenant’s agents, employees, invitees or contractors.

8.             Use of Premises:  Tenant shall have the right to use the Premises only for the purpose of manufacturing, testing and the assembling of bearing and any other products that Tenant may be producing at the time of the execution of this Lease or may produce in the future, and all uses incidental to the foregoing. With respect to Tenant’s use of the Premises, Tenant shall comply with all Laws of any lawful authority having jurisdiction over the Premises or the adjacent public streets including without limitation making, at its own expense, all alterations to the Premises required by any such authority. Landlord warrants and covenants that, at the time of delivery to Tenant, the Premises shall comply with all Laws. Without limiting the generality of the foregoing, Tenant shall make such arrangements for the storage and disposition of all garbage and refuse as may be required to keep the Premises and all adjoining entry ways, sidewalks and delivery areas in the manner required by law and in as neat and orderly condition as may be reasonably obtainable given the nature of Tenant’s business. Except to the extent specifically set forth above, Landlord shall comply, at Landlord’s sole cost and expense, with all Laws that are applicable to all or any part of the physical condition and occupancy of the Improvements or the Land, or relate to the performance by Landlord of any duties or obligations to be performed by Landlord under this Lease.

9.             Maintenance:

(a)           Landlord’s Covenant to Maintain: Landlord, at its own expense, shall be responsible for repairing the foundation, exterior structural walls, bearing walls, roof, support beams and columns, window frames, windows, doors and floor slabs of the Premises unless same are damaged as a result of the negligence or willful misconduct of Tenant, its agents, or invitees, in which event, Tenant shall be responsible for and shall provide for such repairs. On default of Landlord in making such repairs, Tenant may, but shall not be required to, make such repairs for Landlord’s account. Landlord may, at its option, do such additional repairs and/or renovations as it shall deem necessary.

(b)           Tenant’s Covenant to Maintain:  Except as set forth in subsection 9(a) above, Tenant shall, at its own expense, maintain and make all necessary repairs to the Premises and to the pipes, HVAC system, plumbing system, window glass, fixtures, and all other appliances and appurtenances belonging thereto and all equipment used in connection with the Premises, and to the sidewalks and curbs adjoining or appurtenant to the Premises.  Such repairs, interior and exterior, shall be made promptly as and when necessary. All repairs shall be in quality and class at least equal to the original work. On default of Tenant in making such repairs, Landlord may, but shall not be required to, make such repairs for Tenant’s account, and the expense thereof shall constitute and be collectable as additional rent. Tenant will not commit any undue waste on the Premises and will conform with all applicable Laws respecting the use and occupancy thereof. At the termination of this Lease, Tenant will surrender the Premises to Landlord in substantially as good condition of repair as when received, ordinary wear and tear, damage by fire, repairs that are Landlord’s responsibility hereunder, the elements and unavoidable casualty excepted.

10.           Damage or Destruction by Casualty:

(a)           Except as provided in subsections (b) and (c) of this Section 10, in the event of damage to or destruction of the Premises by fire or other insured casualty, Landlord, at its sole expense, shall promptly restore the Premises as nearly as possible to its condition prior to such damage or destruction. All insurance proceeds received by Landlord pursuant to the provisions of this Lease, less the cost, if any, of such recovery, shall be held in trust and applied by Landlord to the payment of such restoration, as such restoration progresses.

(b)           If the Premises are destroyed or so damaged by fire or other casualty such that repair of such damage shall require 120 days or more, Tenant may terminate this Lease on notice of at least ten (10) days and no more than thirty (30) days.  Such notice shall be given within sixty (60) days after the date of such damage or destruction.  If the Lease shall so terminate, all rent shall be apportioned to the date of termination and all insurance proceeds shall belong to Landlord.

(c)           If the Premises are damaged by fire or other casualty to the extent of fifty percent (50%) or more of its replacement value in the last two (2) years of the Term, then either Landlord or Tenant may terminate this Lease by giving notice of at least ten (10) days and no more than thirty(30) days.  Such notice shall be given within sixty (60) days after such damage.  If Landlord elects to terminate this Lease as herein provided, Tenant may reinstate this Lease by exercising any then existing option to renew the Term by written notice to Landlord within fifteen (15) days of Tenant’s receipt of Landlord’s termination notice.  Upon receipt of such reinstatement notice from Tenant, Landlord, at its sole expense, shall promptly restore the Premises as nearly as possible to its condition prior to such damage.

(d)           Any disbursement of insurance proceeds by a holder of a deed of trust shall be deemed to have been made by Landlord.

(e)           Rent shall abate from the date of the casualty until restoration is complete and Tenant can resume use of the Premises for the purpose to which it was put immediately prior to the casualty.

(f)            If repair of the Premises is not completed by Landlord within 120 days after the date of its damage or destruction, then Tenant may terminate this Lease by written notice to Landlord at any time after the expiration of said 120-day period and before completion of said repairs.

11.           Utilities:  During the Term, Tenant shall pay for all lights, heat, water, sanitary sewer fees, and other utilities required by it in the use of the Premises.  As part of the construction of the Improvements, Landlord shall cause all such utilities to be brought to the Premises.

12.           Signs:  Tenant may install such signs on the Premises as it may deem appropriate provided it shall have first obtained all required approvals, licenses and/or permits of all applicable authorities.

13.           Alterations, Fixtures and Equipment:  Tenant, at its own expense, may, in a good workmanlike manner, make alterations or improvements on the Premises as it shall deem necessary in the conduct of its business without, however, materially altering the basic character of such premises.  Any trade fixtures, equipment and other personal property installed in or attached to the Premises by or at the expense of Tenant shall remain the property of Tenant, and Tenant shall have the right at any time to remove any and all of such personal property, fixtures and/or equipment; provided however, that in such event Tenant shall repair all damage to the Premises resulting from such removal.  Notwithstanding the foregoing, it is understood by the parties that Tenant contemplates improving the Premises by constructing an addition of up to approximately twenty-five thousand (25,000) square feet to accommodate Tenant’s business needs.  Landlord shall not unreasonably withhold, condition or delay its consent to any such addition by Tenant.

14.           Landlord’s Entry:  Landlord shall have the right to enter upon the Premises at all reasonable times during the Term for the purpose of inspection, maintenance, repair and alteration of the Premises and Landlord shall have the right during the last 90 days of the Term to enter the Premises to show the same to prospective tenants or purchasers. Notwithstanding the foregoing, except in emergencies, all entries by Landlord shall be: (i) at reasonable times and after at least twenty-four (24) hours’ prior oral or written notice to Tenant; (ii) conducted so as not to unduly interfere with Tenant’s use and occupancy of the Premises; and (iii) subject to Tenant’s reasonable security and confidentiality requirements from time to time (including the accompaniment of a Tenant representative if necessary in Tenant’s sole discretion).

15.           Assignment and Sublease:  Tenant may, after obtaining written consent of Landlord, assign this lease or sublet the premises or any part thereof but such assignment or subletting shall not in any way release Tenant from its liability to carry out and perform in the manner herein set forth any of the other covenants and conditions of this Lease.  Such consent to assign or sublet referenced above shall not be unreasonably withheld, conditioned or delayed by Landlord.  Notwithstanding anything to the contrary herein, Tenant may, without the prior notice to or consent of Landlord, assign this lease or sublease all or any part of the Premises to (such assignee or subtenant is referred to herein as a “Permitted Transferee”): (i) an entity controlled by, controlling or under common control with Tenant, or in which Tenant owns a legitimate, substantial and material interest for a legitimate purpose; or (ii) an entity acquiring or succeeding to substantially all of the business, or substantially all of a business unit, of Tenant, by merger, spin-off, reorganization, consolidation, acquisition (of assets or equity) or otherwise.  For this purpose “control” shall mean the possession of the power to direct or cause the direction of the management and policies of such entity through the ownership of a sufficient percentage of voting securities.

16.           Default:

(a)           Tenant’s Default:  If Tenant shall be in default in the payment of any rent due hereunder or in the performance of any of the covenants or conditions hereof, and shall fail to correct and rectify such default within thirty (30) days from the receipt of written notice thereof from Landlord, or if

Tenant shall be adjudicated bankrupt, or make any assignment for the benefit of creditors, or if the interest of Tenant herein shall be sold under execution or other process, Landlord may enter into the Premises, and again have and repossess the same by any legal process as if the Lease had not been made and shall thereupon have the right to cancel this Lease, without prejudice, however, to the right of Landlord to recover all rent due to the time of such entry.  In case of any such default and entry, Landlord shall relet the Premises from time to time during the Term for the highest rent obtainable and may recover from Tenant any deficiency between such amount and the rent herein reserved.

(b)           Landlord’s Default:  If Landlord defaults in performance of its obligations hereunder, Tenant shall have such rights and remedies as shall be provided by law and in equity and Landlord shall reimburse Tenant for its reasonable attorneys’ fees in prosecuting any successful suit against Landlord for enforcement of this Lease. Any litigation between the parties hereto in connection with this Lease or the Premises shall occur in Gwinett county, Georgia and in accordance with applicable Georgia law.

17.           Remedies Cumulative-Nonwaiver:  No remedy herein or otherwise conferred upon or reserved to Landlord or Tenant shall be considered exclusive of any other remedy, but the same shall be distinct, separate and cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity; and every power and remedy given by this Lease to Landlord or Tenant may be exercised from time to time as often as occasion may arise, or as may be deemed expedient.  No delay or omission of Landlord or Tenant to exercise any right or power arising from any default on the part of the other shall impair any such right to power, or shall be constructed to be a waiver of any such default or an acquiescence thereto.

18.           Eminent Domain:  If any part of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof), and such taking shall in the reasonable judgment of Tenant make the operation of Tenant’s business on the Premises impractical, then Tenant shall have the right to terminate this Lease by giving Landlord written notice of such termination within thirty (30) days after such taking.  If Tenant does not so elect to terminate this lease, Landlord at its own expense will repair and restore the Premises to a tenantable condition, and the rental to be paid by Tenant hereunder shall be equitably reduced in proportion to the reduction in square footage of the Premises.  All proceeds and awards from any such taking shall be the sole property of Landlord, except that Tenant shall have the right to make a separate claim for compensation for moving expenses, interruption of or damage to Tenant’s business, and any of its property.

19.           Notices:  All notices provided in this Lease shall be in writing and shall be sent by prepaid registered or certified mail or overnight delivery with a nationally-recognized courier with return receipt to the parties as follows:  to Landlord at 2586 Kelleytown Road, Hartsville, South Carolina 29550, and to Tenant at Attn: Corporate Risk Manager, 60 Round Hill Road, Fairfield, Connecticut 06824, with a simultaneous copy to Tenant at Attn: Plant Manager, 2268 South Fifth Street, Hartsville, South Carolina 29550.  Either party may, from time to time by notice as herein provided, designate a different address to which notices to it shall be sent.  Receipt of any notice shall be evidenced by the date of receipt or rejection on the return receipt.  Notices to either party may be given by the attorney for the other party acting on behalf of such other party.

20.           Holding Over:  If Tenant shall for any reason hold over at the end of the Term, Tenant shall become a tenant from month-to-month at the rental payable hereunder and otherwise upon the covenants and conditions contained herein.

21.           Subordination:  Tenant will, upon request by Landlord, subject and subordinate all or any of its rights under this Lease to any and all mortgages and deeds of trust now existing or hereafter placed on the property of which the Premises are a part; provided, however, that Tenant will not be disturbed in the use or enjoyment of the Premises so long as it is not in default hereunder beyond the expiration of any applicable notice and cure period.  Tenant agrees that this Lease shall remain in full force and effect notwithstanding any default or foreclosure under any such mortgage or deed of trust and that it will attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successor or assigns, and to the purchaser or assignee under any such foreclosure.  Tenant will, upon request by Landlord, execute and deliver to Landlord, or to any other person designated by Landlord, any reasonable instrument or instruments reasonably required to give effect to the provisions of this Section 21.

22.           Transfer of Landlord’s Interest:  In the event of the sale, assignment or transfer by Landlord of its interest in the Premises or in the Lease (other than a collateral assignment to secure a debt of Landlord) to a successor-in-interest who has a net worth of at least one million dollars ($1,000,000.00) and who expressly assumes in writing the obligations hereunder, except with respect to such obligations as shall have accrued prior to any such sale, assignment or transfer, Tenant agrees to look solely to such successors-in-interest of Landlord for performance of Landlord’s obligations under this Lease.  Any securities given by Tenant to Landlord to secure performance of Tenant’s obligations hereunder may be assigned and transferred by Landlord to such successor-in-interest of Landlord, and, upon acknowledgment by such successor of  receipt of such security and its express written assumption of the obligation to account to Tenant for such security in accordance with the terms if this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.  Landlord’s assignment of this Lease or of any or all of its rights herein shall in no manner affect Tenant’s obligations hereunder.  Tenant shall thereafter attorn and look to such assignee, as Landlord, provided Tenant has first received written notice of such assignment of Landlord’s interest. Notwithstanding anything to the contrary herein, Landlord shall not sell the Land or the Premises or any interest therein prior to the Commencement Date.  If Landlord breaches the preceding covenant, Tenant shall have the right to take over completion of the construction of the Improvements on the account of Landlord.

23.           Estoppel Certificate:  Within ten (10) business days after request therefor by Landlord or any mortgagee or trustee under a mortgage or deed of trust covering the Premises, or, if upon the sale, assignment or other transfer of the Premises by Landlord, an estoppel certificate shall be required from Tenant, Tenant shall deliver in recordable from a statement to any proposed mortgagee or other transferee, or to Landlord, certifying any facts that are true with respect to this Lease, including without limitation (if such be the case) that this Lease is in full force and effect, that Tenant is in occupancy of the Premises, and that there are no defenses or offsets to the Lease claimed by Tenant. Within ten (10) business days after request therefor by Tenant, Landlord shall deliver in recordable from a statement to Tenant or any person or entity directed by Tenant, certifying any facts that are true with respect to this Lease, including without limitation (if such be the case) that this Lease is in full force and effect, and that there are no defenses or offsets to the Lease claimed by Landlord.

24.           Possession and Warranty:  Landlord represents, warrants and covenants that: (i) it is seized of the Premises in fee simple, free of all liens, encumbrances, easements, claims, leases, restrictions and restrictive covenants except as shown on Exhibit A hereto and has the good right and lawful authority to enter into this Lease for the full Term; (ii) it will put Tenant in actual possession of the Premises at the beginning of the Term; (iii) Tenant, upon paying the said rental and performing the covenants herein agreed by it to be performed, shall peaceably and quietly have, hold and enjoy the Premises and appurtenances thereto; and (iv) there are no restrictions in the chain of title, ordinances, regulations or other Laws that are presently binding and enforceable and prohibit the use of the Premises for the purpose herein before set out.

25.           Tenant’s Environmental Representations and Warranties:

(a)           Tenant shall at all times make a good faith effort to comply with, and not be in violation of,  in connection with its use, maintenance or operation of the Premises and the conduct of the business related thereto, any applicable Laws relating to environmental matters, including by way of illustration and not by ways of limitation: (i) the Clean Air Act; (ii) the federal Water Pollution Control Act of 1972; (iii) the Resource Conservation and Recovery Act of 1976; and (iv) the comprehensive environmental Laws of South Carolina.

(b)           Without limiting the generality of subsection (a), above, Tenant shall: (i) at all times use its best efforts to receive, handle, use, store, treat, ship and dispose of all hazardous substances, petroleum products and waste in strict compliance with all applicable environmental, health, or safety statutes, ordinances, orders, rules, regulations or requirements; and (ii) remove prior to the termination of this Lease from and off the Premises, all hazardous substances, petroleum products and wasted released on the Premises by Tenant.

(c)           No hazardous or toxic materials, substances, pollutants, contaminants or waste will be released by Tenant into the environment, or deposited, discharged, placed or disposed of by Tenant at, on or adjacent to the Premises except in compliance with all environmental laws.

(d)           Tenant shall immediately notify Landlord of any notices of any violation of any of the matters referred to in subsections (a) through (c) relating to the Premises of this use.

(e)           At any time during the Term or thereafter, including after the termination of this Lease, Tenant covenants as its sole cost and expense, to remove or take remedial action with regard to any materials released by Tenant to the environment at, on or adjacent to the Premises during the Term for which any removal or remedial action is required pursuant to Law, provided: (i) no such removal or remedial action shall be taken except after reasonable advance written notice to Landlord; and (ii) any such removal or remedial action shall be undertaken in a manner so as to minimize any impact on the business conducted at the Premises or any adjacent property.

(f)            Tenant shall at all times during the Term retain any and all liabilities arising from the handling, treatment, storage, transportation of disposal of hazardous or toxic materials, substances, pollutants, contaminants, petroleum products or wastes by Tenant whether stored by Tenant in tanks owned by Landlord or Tenant.

(g)           Tenant shall indemnify and hold Landlord harmless from and against any and all: (i) liabilities,  losses, claims, damages (including, without limitations, interest, penalties, fines and monetary sanctions), and costs; and (ii) reasonable attorneys’ and accountants’ fees and expenses, court costs and all other reasonable out-of-pocket expenses reasonably incurred or suffered by Landlord by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any warranty or covenant, or the inaccuracy of any representation of Tenant made by Tenant in this Lease.

(h)           All representations, warranties, covenants, agreements and indemnities of Tenant shall survive the termination of this Lease and shall not be affected by any investigation by or on behalf of Landlord or by any information Landlord may have or obtain with respect thereto.

26.           Nature and Extent of Agreement:  This instrument contains the complete agreement of the parties regarding the terms and conditions of the lease of the Premises and there are no oral or written conditions, terms, understandings or other agreements pertaining thereto which have not been incorporated herein.  This instrument creates only the relationship of landlord and tenant between the parties hereto as to the Premises, and nothing herein shall in any way be constructed to impose upon either party hereto any obligations or restrictions not herein expressly set forth.

27.           Binding Effect:  This Lease shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and assigns.

28.           Right of First Offer:

(a)           Before Landlord sells the Land and/or the Premises or any part thereof (the “Property”), it must notify Tenant in writing of its intention to sell and Tenant shall have the right to purchase the Property upon the terms and conditions set forth in this Section 28.  Tenant shall have sixty (60) days to notify Landlord of its binding intention to purchase the Property at its appraised value as determined by an appraisal obtained by each of Landlord and Tenant within thirty (30) days after Tenant’s notice.  If the two appraisers cannot agree upon the valuation, they shall select a third appraiser and the value of the Property as determined by a majority of the appraisers shall bind the parties. Failure of Tenant to send such notice within sixty (60) days shall be deemed Tenant’s waiver of its option to purchase the Property, subject to the terms and provisions of this Section 28.

(b)           If Tenant decides not to purchase the Property from Landlord pursuant to subsection 28(a), Landlord agrees not to sell the Property to any entity that will be in competition with Tenant at the site.

(c)           If Tenant waives, or is deemed to have waived, its right to purchase the Property, Landlord shall be free to sell or transfer the Property, with no further obligation to Tenant under this Section unless either of the following conditions shall apply: (i) within ninety (90) days after the waiver or deemed waiver, Landlord has not entered into a contract for the sale or transfer of the Property; or (ii)  within one hundred fifty (150) days after the waiver or deemed waiver, Landlord has not sold the Property.  If either of clause (i) or (ii) preceding shall apply, Landlord shall again offer the Property to Tenant under this Section 28.

(d)           If Tenant exercises its option to purchase the Property, the closing shall take place on or before one hundred twenty (120) days following Tenant’s notice.  At the closing, Landlord shall convey title to the Property by general warranty deed, free and clear of all liens, encumbrances, mortgages, easements, conditions, reservations and restrictions except those matters that are reasonably acceptable to Tenant.

29.           Notice or Memorandum of Lease:  Together with execution of this Lease, the parties shall execute a notice or memorandum of lease suitable for recording containing information required by South Carolina law, but specifically excepting the rental provisions hereof.  Landlord shall promptly record the notice or memorandum of lease on the Hartsville land records and provide Tenant with the recording information.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first above written.

LANDLORD:

SHADOWMOSS PROPERTIES, LLC

By:
Witness:		Goz G. Segars, President

TENANT:

ROLLER BEARING COMPANY OF AMERICA, INC.

By:
Witness:

STATE OF SOUTH CAROLINA	)
)
COUNTY OF DARLINGTON	)

This                 day of May, 2004, personally came before me                                 , a Notary Public for said County and State, Goz G. Segars, known to me, who being by me duly sworn, says that he is a President of North/South Properties of Hartsville, LLC and that the foregoing instrument in writing was signed and sealed by him in behalf of said company. The said Goz G. Segars, acknowledged the said writing to be the act and deed of the company.

WITNESS my hand and notarial seal.

Notary Public
My Commission Expires:

STATE OF	)
)
COUNTY OF	)

This                 day of May, 2004, personally came before me                                , a Notary Public for said County and State,                                             , known to me, who being by me duly sworn, says that he is a                                             of Roller Bearing Company of America, Inc. and that the foregoing instrument in writing was signed and sealed by him in behalf of said corporation by its authority duly given. The said                  acknowledged the said writing to be the act and deed of the corporation.

WITNESS my hand and notarial seal.

Notary Public
My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

All that certain piece, parcel or lot of land situate, lying and being in the County of Darlington, State of South Carolina, being shown and designated as “Area” containing 2.121 acres as shown on a survey prepared for RBC Holdings Corp., a Delaware Corp., made by J. Henry Walker, III, PLS, dated March 17, 2004, and recorded in the Office of the Clerk of Court for Darlington County in Plat Book                           at Page                       . Reference being had to said plat for a more complete and accurate description.

Also, the non-exclusive rights and privileges of ingress and egress over, on and across an area designated as “Easement Area” containing 0.246 acres as shown on the above referenced survey, said easement being situate to the west of the above parcel containing 2.121 acres.

This being a portion of the property conveyed to RBC Holdings Corp. by deed of General Sullivan Group, Inc. as recorded in the Office of the Clerk of Court for Darlington County in Deed Book 921, Page 344 on November 2, 1987. Reference also Certificate of Amendment filed in Darlington County records in Book D-17, Page 243 on April 1, 1992, for change of name from RBC Holdings Corp. to Roller Bearing Company of America, Inc.

EXHIBIT B

PLANS AND SPECIFICATIONS

27 sheets total - issue date of 3/22/04 with or without revision one - dated 4/13/04.

sheet divisions:

6 civil sheets designated ‘c’ and numbered 1.01, 1.02, 1.03, 1.04, 1.05, 1.06

5 architectural sheets designated ‘a’ and numbered 2.01, 3.02, 3.02, 4.01, 5.01.

4 structural sheets designated ‘s’ and numbered 6.01, 6.02, 6.03, 6.04

4 plumbing sheets designated ‘p’ and numbered 7.01, 7.02, 7.03, 7.04

4 mechanical sheets designated ‘m’ and numbered 8.01, 8.02, 8.03, 8.04

4 electrical sheets designated ‘e’ and numbered 9.01, 9.02, 9.03, 9.04

1 fire protection sheet designated FP and numbered 1, dated 4/20/04

ADDENDUM TO LEASE

The parties hereto, ABCS Properties, LLC as Lessor, and Bremen Bearings, Inc., as Lessee, and Roller Bearing of America, Inc., Guarantor, do hereby amend the Lease Agreement previously entered into between the parties.  The Agreement is amended as follows:

1.               First, except to the extent modified by subsequent provisions, all provisions of the Lease previously entered into are incorporated as a part of this addendum.

2.               It is the desire of the Lessee, to expand the present facility, and to alter the right to purchase the building and real estate previously mentioned, and as modified by this addendum.  It is the desire of the Lessee, to expand the present facility for increased rent, and the alteration of the right to purchase as subsequently set forth.

3.               The Lessor agrees to construct an addition to the present facility, to the West in accordance with Exhibit “A” attached hereto and made a part hereof.

4.               It is understood that the construction will begin within thirty (30) days after receipt of the authority from Lessee and Guarantor, by the receipt of this document signed by the Lessee and the Guarantor.  Said construction to be completed within one hundred fifty (150) days.

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5.               Lessee and Guarantor, having agreed to the construction of a 9000 square foot addition, further agree that the lease shall increase by the sum of $5,284.00 (monthly), which shall be added to the present lease payment of $14,866.00, making the new Lease rate $20,150.00 of which shall be effective the earlier date of completion or occupancy of the addition.

6.               Further, the “right to purchase” option is altered to eliminate the one presently in effect, and to give to Lessee, the right of first refusal in the event of any sale.  In the event Lessee purchases the property pursuant to the right of first refusal, then closing shall occur within ninety (90) days.

IN WITNESS WHEREOF, the parties hereto have executed this Lease this 21st day of November, 2003.

Bremen Bearings, Inc.,	ABCS Properties, LLC
A Delaware Corporation	An Indiana Limited Liability Company

By:	By:
By:	By:

Roller Bearing Company of America, Inc.
Guarantor

By:
By:

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